EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Front Porch Digital Inc. 2000 Equity Incentive Plan of our report dated February 28, 2001, with respect to the financial statements of Front Porch Digital Inc. included in its Annual Report (Form 10-KSB) for the period from February 1, 2000 (commencement of operations) to December 31, 2000, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
March 12, 2002